UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Blue Hill Plaza, Second Floor, Pearl River, New York		10965
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment to Amended and Restated Employment Agreements for Jack L. Kopnisky, Luis Massiani, Rodney Whitwell, Michael E. Finn, James P. Blose, Thomas X. Geisel and Javier L. Evans

On December 15, 2021, Sterling Bancorp, a Delaware corporation (the “Company”), and the Company’s wholly-owned subsidiary, Sterling National Bank, a national banking association (the “Bank” and, together with the Company, “Sterling”) and each of Jack L. Kopnisky, the Company's President and Sterling's Chief Executive Officer, Luis Massiani, Sterling’s Senior Executive Vice President and Chief Operating Officer and the Bank's President, Rodney Whitwell, Sterling’s Senior Executive Vice President and Chief Administrative Officer, Michael E. Finn, Sterling’s Senior Executive Vice President and Chief Risk Officer, James P. Blose, Sterling’s Executive Vice President and Chief Legal Officer, Thomas X. Geisel, Senior Executive Vice President, Corporate Banking President, and Javier L. Evans, Executive Vice President, Chief Business Operations Officer (each an “Executive” and collectively, the “Executives”), executed an amendment to their respective Amended and Restated Employment Agreement, (collectively, the “Employment Agreements”) to extend the duration of the term of each Employment Agreement, currently expiring on December 31, 2021, to provide for a term ending on December 31, 2022 (unless in the event of a “change in control” (as defined in such Employment Agreements), in such case the Employment Agreements will be terminated upon the second anniversary of the date of the change in control, if later (the “Amendments”).

As disclosed in a prior Form 8-K, on April 19, 2021, Sterling announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 18, 2021, between Sterling and Webster Financial Corporation (“Webster”). The transactions contemplated by the Merger Agreement have not yet closed. Sterling and Webster agreed that it is in the best interests of both companies and their subsidiaries that the expiring Employment Agreements for Sterling’s executive officers be extended as proposed in the Amendments to ensure continuity of operations through the closing of the transactions contemplated by the Merger Agreement. Accordingly, Webster agreed to waive forbearance restrictions under the Merger Agreement otherwise prohibiting Sterling from amending employment agreements for its employees, including its executive officers.

The Amendments to the Employment Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 and are incorporated by reference herein.

Amendment of Performance Period of the 2019-2021 Performance Awards

As part of the Company’s long-term incentive plan, the Company previously granted performance awards with a performance period of January 1, 2019 through December 31, 2021 that utilize the KBW Regional Bank Index to determine the achievement of certain performance metrics (the “2019-2021 Performance Awards”). On December 13, 2021, with Webster’s waiver of the forbearance restrictions under the Merger Agreement, the Compensation Committee of the Board of Directors approved amending the 2019-2021 Performance Awards to have a performance period ending on September 30, 2021 and certifying performance on the shortened performance period that is otherwise in the ordinary course and consistent with past practice.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and Jack L. Kopnisky, dated December 15, 2021.

Exhibit 10.2	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and Luis Massiani, dated December 15, 2021.

Exhibit 10.3	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and Rodney Whitwell, dated December 15, 2021.

Exhibit 10.4	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and Michael E. Finn, dated December 15, 2021.

Exhibit 10.5	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and James P. Blose, dated December 15, 2021.

Exhibit 10.6	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and Thomas X. Geisel, dated December 15, 2021.

Exhibit 10.7	Amendment No. 1 to Amended and Restated Employment Agreement by and among Sterling Bancorp, Sterling National Bank, and Javier L. Evans, dated December 15, 2021.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING BANCORP

Date: December 17, 2021
	By:	/s/ Jack Kopnisky
Jack Kopnisky
President and Chief Executive Officer